UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2014
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UCP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	1-36001 (Commission File Number)	90-0978085 (I.R.S. Employer Identification No.)

	99 Almaden Boulevard Suite 400 San Jose, California (Address of principal executive offices)	95113 (Zip code)

(408) 207-9499
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(c). Explanatory Note: This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by UCP, Inc. (the “Company”) on February 3, 2014 (the “Original 8-K”), announcing the appointment of Deno Bokas as the Chief Accounting Officer of the Company.  This amendment is being filed solely to correct the date of report, which was erroneously disclosed in the Original 8-K.  Other than correcting the date of report, there is no amendment to the disclosure included in the Original 8-K.

On January 29, 2014, the Company appointed Deno Bokas as its Chief Accounting Officer who will serve as the Company’s Principal Accounting Officer. Mr. Bokas reports to William J. La Herran, the Company’s Chief Financial Officer.

Mr. Bokas, age 51, is a Certified Public Accountant with over 25 years of diversified experience, spanning across public accounting and various industries, including rail road transportation, bio-technology and clean energy. Most recently, Mr. Bokas was the Vice President Finance and Chief Accounting Officer for Energy Recovery, Inc., a publicly traded clean technology company that principally designs, develops, manufactures and sells energy recovery devices that harness reusable energy from industrial fluid flows and pressure cycles.
There are no family relationships existing between Mr. Bokas and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Bokas or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 7, 2014
UCP, Inc.

By:	/s/ William J. La Herran
Name:    William J. La Herran

Title:	Chief Financial Officer
and Treasurer